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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated May 22, 1996 on the combined financial statements of IPCO Safety Products Company of Pennsylvania, Inc. and Affiliates as of and for the years ended December 31, 1995 and 1994 included in this Form 8-K of Airgas, Inc., into Airgas, Inc.'s previously filed Form S-3 Registration Statements File Nos. 33-39325, 33-39433, 33-48388, 33-57893, 33-61301, 33-61899,
33-63201,33-64633 and 33-08113, and Form S-8 Registration Statements File Nos. 33-21780, 33-25419, 33-33954, 33-64056, 33-64058, 33-64112 and 33-64114.



                                             ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
August 20, 1996


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